UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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[ ]            Definitive Proxy Statement
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The Commerce Group, Inc.

(Name of Registrant as Specified in Its Charter)

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On January 11, 2008, Gerald Fels, President, Chief Executive Officer and Chairman of the Board of The Commerce Group, Inc. sent an e-mail to employees regarding the merger with MAPFRE, SA and the February 14, 2008 Special Meeting of Shareholders. The text of the e-mail is as follows.

To:	All Employees
From:	Gerald Fels
Date:	January 11, 2008
Subject:	Merger Proxy In Mail – Please Remember To Vote

On February 14, 2008, The Commerce Group, Inc. will hold a special meeting at which shareholders will vote on the company’s proposed merger with MAPFRE.

A notice of this meeting, in the form of a proxy statement, has been mailed to all shareholders including employees who are participants in the company’s ESOP. The proxy statement provides a good overview of the proposed merger and the events leading up to it.

I recommend that all of you read the proxy statement, as it gives the rationale as to why the board of directors unanimously approved the merger and have all, individually, agreed to vote in favor of the proposed merger.

Those of you who are ESOP participants are entitled to vote on the proposed merger. I urge all ESOP participants to vote in favor of the transaction as well.

Whatever decision you make, however, should be based on facts and not on rumors or speculation. The proxy statement provides all the information you need to make an informed decision. Should you need any assistance in casting your vote, please contact our proxy solicitor MacKenzie Partners toll-free at (800) 322-2885 or leave a message on the Merger Matters hotline.

This is an important milestone for our company. As part of a much larger, established global and diversified insurance enterprise, we will, however, be faced with some change. At the same time, this change will present us with new opportunities.

This merger represents MAPFRE’s largest investment ever. Like us, they want this merger to be successful. It goes to say without question, that with all of us working together, this will be a successful merger.

Additional information and where to find it

In connection with the proposed MAPFRE merger, the Company has filed a proxy statement and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMMERCE GROUP, INC. AND THE PROPOSED MERGER. Investors will be able to obtain free copies of the proxy statement as well as other filed documents containing information about Commerce on our website at http://www.commerceinsurance.com/content/investors or the SEC's website at http://www.sec.gov.  Free copies of the Company's SEC filings are also available from The Commerce Group, Inc., 211 Main Street, Webster, Massachusetts, 01570 Attention: Investor Relations.

Participants in the proxy solicitation

Commerce, MAPFRE and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company's shareholders with respect to the proposed MAPFRE merger.  Information regarding the Commerce executive officers and directors is set forth in its definitive proxy statement for our 2007 annual meeting filed with the SEC on April 17, 2007.  Information about MAPFRE's directors and executive officers is available from its 2006 Annual Report, which can be obtained for free from its website at www.mapfre.com and is also available in a Schedule 13D filed by MAPFRE S.A. with the SEC on November 8, 2007.  More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger.